UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2020 (November 29, 2019)

KINGOLD JEWELRY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15819	13-3883101
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 8 Han Huang Road Jiang’an District Wuhan, Hubei Province, PRC	430023
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (011) 86 27 65694977

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	KGJI	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On July 6, 2020, Kingold Jewelry Inc. (the “Company”) filed a Form 8-K (the “Form 8-K”) to report certain events under Item 2.04. Due to inadvertent errors in the information gathered by the Company, three sentences in Item 2.04 were inaccurate, which stated that, at the time of the report, the Company was still in the process of locating the notices of default it may have received with respect to the unpaid balances of the relevant loans, when in fact it has not received a notice of default from the respective lenders with respect to two loans and one of loans was further extended. This Form 8 K/A is being filed to include the updated disclosure to correct the errors in the filed Form 8-K. The content of this Form 8 K/A is otherwise identical to the content of the original 8-K filed on July 6, 2020.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

(a) Evergrowing Bank Loans. As previously disclosed, from February 24, 2016 to March 24, 2016, Wuhan Kingold signed ten loan agreements with the Yantai Huanshan Road Branch of Evergrowing Bank for loans of approximately $140.1 million (RMB 1 billion) in aggregate. The purpose of the loans was for purchasing gold. The original terms of loans were two years and bore fixed interest of 4.75% per year. Based on the loan repayment plan as specified in the loan agreements, approximately half of the principal loan amount (RMB 500 million) was repaid upon maturity. For the remaining balance of approximately $70.0 million (RMB 500 million), the Company entered into a loan extension agreement with the bank to extend the loan borrowing period for seven months until October 2018, with the new interest rate of 6.5% per year. The loans were secured by 2,735 kilograms of gold in aggregate with carrying value of approximately $89.1 million (RMB 635.9 million) and were personally guaranteed by the CEO and Chairman of the Company, Mr. Zhihong Jia. Upon the maturity of these loans, the Company entered into a series of supplemental agreements with Yantai Huanshan Road Branch of Evergrowing Bank to extend the term of the loan for an additional 12 months, with new maturity dates between October 9, 2019 and October 21, 2019. From April to September 2019, the Company repaid a total of $42.1 million (RMB 300.5 million) to the bank. As of September 30, 2019, the outstanding balance of the loans amounted to approximately $27.9 million (RMB 199.5 million). The loan subsequently matured in October 2019, and the Company signed a supplemental agreement with the bank to extend the loan’s due date to March 23, 2020. During the fourth quarter of 2019, the Company repaid a portion of the loan and the unpaid balance was approximately RMB 194.5 million as of December 31, 2019. As of the date of this report, Wuhan Kingold has not received from Evergrowing Bank a notice of default or a notice of repayment with respect to the outstanding balance of the loan due on March 23, 2020.

(b) Sichuan Trust Loans.

On September 7, 2016, the Company entered into two trust loan agreements with Sichuan Trust Ltd. (“Sichuan Trust”) to borrow a maximum of approximately $280.2 million (RMB 2 billion) as working capital loan. The required annual interest rate was 8.46%. The Company paid the first interest payment equal to 1.21% of the principal received as loan origination fee on an annual basis. The rest of the interest payments are calculated based on a fixed interest rate of 7.25%. The Company pledged 7,258 kilograms of gold with carrying value of approximately $236.4 million (RMB 1.7 billion) as collateral to secure this loan. The loan was personally guaranteed by the CEO and Chairman of the Company. The Company also made a restricted deposit of approximately $2.1 million (RMB 15 million) to secure these loans. The deposit would be refunded when the loan was repaid upon maturity. As of September 30, 2019, the Company received an aggregate of approximately $210.1 million (RMB 1.5 billion) from the loan. These loans originally had maturity dates between September 20, 2018 and November 30, 2018. During the year ended December 31, 2018, these loans were extended to have maturity dates between November 20, 2019 and January 30, 2020. As of September 30, 2019, 7,258 kilograms of gold with carrying value of approximately $236.4 million (approximately RMB 1.7 billion) were pledged as collateral to secure the loans. The Company stated the parties had agreed to further extend the loans and Wuhan Kingold had also signed the extension agreements. Sichuan Trust has not, however, returned its signed extension agreements to Wuhan Kingold. The loan records Wuhan Kingold obtained from the systems of the People’s Bank of China indicated that the loans were in fact extended with new maturity dates between December 2020 and January 2021. As of the date of this report, Wuhan Kingold has not received a notice of default or a notice of repayment due with respect to the outstanding balance of these loans.

In January 2019, Wuhan Kingold entered into a trust loan agreement in the amount of approximately $43.4 million (RMB 310 million) with Sichuan Trust. The purpose of the trust loan was to purchase raw material gold. The loan period was 12 months from receiving the principal amount. The loan bore interest at a fixed annual rate of 10.7615%. The loan was secured by 1,647 kilograms of gold in aggregate with carrying value of approximately $56.0 million (RMB 399.6 million). The loan was also personally guaranteed by the CEO and Chairman of the Company. On March 17, 2020, Wuhan Kingold received written notice from Sichuan Trust stating that, in light of the impact of COVID-19, Sichuan Trust agreed to extend the term of the loan for six months to July 27, 2020; and that in the event that the COVID-19 lockdown terminates before the extended due date, then Wuhan Kingold is required to repay the loan within one month after the ending of COVID-19 lockdown. The travel restrictions and lockdown were lifted on April 8, 2020. As of the date of this report, the outstanding principal balance of the loan is RMB 310 million. Wuhan Kingold has not received a notice of default or a notice of repayment with respect to this loan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGOLD JEWELRY, INC.

By:	/s/ Yi Huang
	Name:	Yi Huang
	Title:	Acting Chief Financial Officer

Date: July 14, 2020